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                                                                   EXHIBIT 10.14

                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT made on December 31, 2002 between THE SPORTSMAN'S GUIDE, INC., a Minnesota corporation (the "Company") and OUTDOOR CONSULTING, INC., an Ohio corporation ("Consultant").

         In consideration of the mutual covenants contained herein, the parties agree as follows:

         1. Retention of Services. The Company hereby retains Consultant as a consultant to the Company, and Consultant agrees to act as a consultant to the Company, on the terms and conditions set forth in this Agreement.

         2. Term. This Agreement shall be for an initial term of one year commencing January 1, 2003 and ending December 31, 2003, and shall automatically renew for additional one-year terms unless either party gives notice of non-renewal at least 90 days prior to the expiration of the initial term or any renewal term or unless earlier terminated as provided herein.

         3. Duties. Consultant shall provide the Company with such consulting and advisory services relating to strategic planning, corporate structuring, and acquisition or business combination activities involving the Company, as the Company may request from time to time. Consultant hereby designates Vincent W. Shiel as its employee who shall perform consulting services hereunder on behalf of the Consultant. Consultant shall perform its duties hereunder on an as-needed basis at times and locations determined by the Company with reasonable notice to Consultant. Consultant's designated employee shall attend meetings of the Company's Board of Directors as requested by the Chief Executive Officer of the Company.

         Consultant may render consulting services to others provided such services do not impair Consultant's ability to perform or violate its duties under this Agreement.

         4. Compensation. For the consulting and advisory services rendered hereunder, the Company shall pay Consultant $2,000 per month payable on the last day of each month during the term of this Agreement.

         5. Expenses. The Company shall reimburse Consultant for reasonable expenses incurred in performing its duties hereunder which have been pre-approved by the Company upon submission of receipts or other satisfactory documentation.

         6. Independent Contractor. The relationship of Consultant to the Company shall be that of an independent contractor. Consultant is not an agent, employee or legal representative of the Company and shall have no right, power or authority, express or implied, to act for or on behalf of or to bind the Company. The Company shall not be responsible for deducting or withholding any taxes or other assessments from monies paid to Consultant under this Agreement.

         7. Confidentiality. Consultant shall not, either during or after the term of this Agreement, disclose any trade secrets or any confidential or proprietary information of the Company to anyone outside the Company or make any use of any trade secrets or confidential or proprietary information of the Company (other than in performing duties specifically assigned to Consultant as a consultant to the Company) except as specifically authorized by the Company in writing.




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         8. Termination. This Agreement shall terminate upon the expiration of the initial term or renewal term as specified in Section 2, or earlier as provided below:

                  a. Consultant may terminate this Agreement at any time by giving the Company written notice of termination at least 90 days prior to the date of termination.

                  b. The Company may terminate this Agreement immediately in the event of (i) Consultant's breach of any terms of this Agreement, (ii) unsatisfactory performance by Consultant of its assigned duties, or (iii) any conduct or activity by Consultant detrimental to the Company, its business, reputation, or interests.

                  c. This Agreement shall automatically terminate upon the death or disability of Vincent W. Shiel. As used in this Agreement, "disability" means any physical or mental condition which, in the opinion of the Company, renders Vincent W. Shiel unable or incompetent to carry out Consultant's duties under this Agreement for six consecutive months.

                  d. This Agreement may be terminated at any time by mutual agreement of the parties.

         Upon termination of this Agreement for any reason, Consultant shall be entitled to its compensation specified herein accrued through the date of termination.

         9. General Provisions.

                  1. Binding Effect. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective successors and assigns. This Agreement is personal to Consultant and may not be assigned by it.

                  b. Notice. All notices hereunder shall be in writing and shall be delivered in person or sent by regular mail, overnight delivery service, or facsimile transmission to the parties at the addresses set forth below, or to such other address as either party may have specified by previous notice.

           The Company:              The Sportsman's Guide, Inc.
                                              411 Farwell Avenue
                                              South St. Paul, MN 55075
                                              Attn:    Gregory R. Binkley
                                                       President/CEO
                                              Tel.:    (651) 552-5103
                                              Fax:     (651) 552-5349


           Consultant:                        Outdoor Consulting, Inc.
                                              13888 Crawlingstone Road
                                              Lac du Flambeau, WI 54538
                                              Attn:    Vincent W. Shiel
                                                       President
                                              Tel.     (715) 588-3161



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                                              Fax:     (715) 588-7019

                                                       OR

                                              6900 S.E. Golfhouse Drive
                                              Hobe Sound, FL 33455
                                              Tel.     (561) 546-8128
                                              Fax:     (561) 546-4176

                  c. Severability. The provisions of this Agreement are severable. If any provision is deemed invalid or unenforceable by a court of competent jurisdiction, it shall not affect the applicability or validity of any other provision of this Agreement, but rather such provision shall be amended by the court to the extent necessary to render it valid and enforceable consistent with the intention of the parties as expressed in this Agreement.

                  d. Captions. The captions of the various sections of this Agreement have been inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

                  e. Nonwaiver. The failure of either party to insist in any one or more instances upon performance of any of the provisions of this Agreement shall not be construed as a waiver of any of such provisions and the same shall remain in full force and effect. Waiver by any party of any breach of any provision of this Agreement shall not constitute or be construed as a continuing waiver or as a waiver of any other breach or provision of this Agreement.

                  f. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

                  g. Modification or Amendment. This Agreement may be modified or amended only by a written instrument duly executed by all the parties.

                  h. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, excluding its conflicts of laws provisions.

                  i. Indemnification. The Company shall defend, indemnify and hold harmless the Consultant and its employees, agents, representatives, stockholders, officers and directors (an "Indemnified Party" or, collectively, the "Indemnified Parties"), from any and all claims, causes of action, judgments, damages, or liabilities, including attorneys' fees and costs (collectively, "Damages"), by or to a third party related to or arising out of
(i) negligent or wrongful actions or omissions of the Company, its directors, officers or employees; or (ii) the performance of services to the Company by the Consultant hereunder provided that the Consultant acted in good faith and within its scope of authority. The indemnification hereunder shall only be applicable in favor of the Indemnified Parties for any Damages arising out of acts or omissions in the Indemnified Parties' capacity as an employee, agent, representative, stockholder, officer or director of the Consultant and shall not be applicable to the Indemnified Parties for any Damages arising out of acts or omissions in the Indemnified Parties' capacity as an employee, agent, representative, stockholder, officer or director of the Company.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         THE SPORTSMAN'S GUIDE, INC.

                                         By: /s/ Gregory R. Binkley
                                            ---------------------------
                                                 Gregory R. Binkley
                                                 President and CEO


                                         OUTDOOR CONSULTING, INC.


                                         By:  /s/ Vincent W. Shiel
                                            ----------------------------
                                                 Vincent W. Shiel
                                                 President










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